Exhibit 99.1

CONTACT:
The Pantry
Jessica Satterlee
(919) 774-6700

The Pantry Names Mark R. Bierley to Succeed Frank G. Paci as Chief Financial Officer

CARY, N.C., September 2, 2010 -- The Pantry, Inc. (Nasdaq:PTRY), the leading independently operated convenience store chain in the southeastern U.S., today announced the appointment of Mark R. Bierley as the Company’s Senior Vice President and Chief Financial Officer, effective September 27, 2010.  Mr. Bierley will replace Frank G. Paci, who has informed the board of directors that he plans to resign from the Company, effective September 26, 2010, to pursue other interests.  After the effective date of his resignation, Mr. Paci has agreed to provide transition consulting services to the Company until December 31, 2010.

Mr. Bierley joins The Pantry from Borders Group, Inc., where he has been Chief Operating Officer and Chief Financial Officer since June 2010.  At Borders since 1996, Mr. Bierley progressed through a variety of financial management positions, including Executive Vice President and Chief Financial Officer from January 2009 through June 2010 and Senior Vice President, Finance from 2003 through 2008.  Prior to working with Borders, Mr. Bierley held positions in the financial departments for Dunham’s Athleisure Corporation, a  Midwest sporting goods and apparel retain chain, and Federal-Mogul Corporation, a global automotive parts manufacturer.  Mr. Bierley started his career as an auditor for PricewaterhouseCoopers LLP in Detroit, Michigan, where he served clients in a range of sectors including retail, manufacturing and not-for-profit.  Mr. Bierley holds a bachelor’s degree in accounting from Michigan State University and a master’s degree in business administration from the University of Michigan’s Ross School of Business.

President and Chief Executive Officer Terrance M. Marks commented, “We are delighted to welcome Mark to The Pantry's management team.  Mark brings broad professional experience and deep retail industry knowledge that will allow him to quickly add value as The Pantry's CFO.”

Commenting on Mr. Paci’s resignation, Mr. Marks stated: “We sincerely appreciate Frank’s financial leadership during his tenure with The Pantry and wish him nothing but the best in his future endeavors.  Frank has played an important role in The Pantry’s success and we are pleased that he will remain a consultant through the end of the year to help effect a smooth transition.”

In a separate press release today, the Company also announced that it has agreed to acquire 47 stores from Presto Convenience Stores, LLC.  Please refer to the separate press release for additional details.

About The Pantry

Headquartered in Cary, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country.  As of September 2, 2010, the Company operated 1,639 stores in eleven states under select banners, including Kangaroo Express®, its primary operating banner.  The Pantry's stores offer a broad selection of merchandise, as well as fuel and other ancillary services designed to appeal to the convenience needs of its customers.

Safe Harbor Statement

Statements made by the Company in this press release relating to future plans, events, or financial performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the Company's current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements.  Any number of factors could affect actual results and events, including, without limitation: the ability of the Company to take advantage of expected synergies in connection with acquisitions; the actual operating results of stores acquired; the Company's ability to enhance its operating performance through its in-store initiatives; the ability of the Company to identify, acquire and integrate acquisitions into its operations; fluctuations in domestic and global petroleum and fuel markets; realizing expected benefits from the Company's fuel supply agreements; changes in the competitive landscape of the convenience store industry, including fuel stations and other non-traditional retailers located in the Company's markets; the effect of national and regional economic conditions on the convenience store industry and the Company's markets; the global financial crisis and uncertainty in global economic conditions; wholesale cost increases of, and tax increases on, tobacco products; the effect of regional weather conditions and climate change on customer traffic and spending; legal, technological, political and scientific developments regarding climate change; financial difficulties of suppliers, including the Company's principal suppliers of fuel and merchandise, and their ability to continue to supply its stores; the Company's financial leverage and debt covenants; environmental risks associated with selling petroleum products; and governmental laws and regulations, including those relating to the environment. These and other risk factors are discussed in the Company's Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release are based on the Company's estimates and plans as of September 2, 2010.  While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.